UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                  Date of Report:  June 14, 2004
         (Date of Earliest Event Reported:  June 14, 2004)




                        EL PASO CGP COMPANY
      (Exact name of Registrant as specified in its charter)


     Delaware             1-7176             74-1734212
  (State or other    (Commission File     (I.R.S. Employer
  jurisdiction of         Number)       Identification No.)
 incorporation or
   organization)


                         El Paso Building
                       1001 Louisiana Street
                       Houston, Texas 77002
        (Address of principal executive offices) (Zip Code)



 Registrant's telephone number, including area code (713) 420-2600



Item 5.  Other Events and Regulation FD Disclosure
         -----------------------------------------
     On June 14, 2004, our parent company, El Paso Corporation, announced that the Master Settlement Agreement related to the western energy crisis became effective on June 11, 2004. The Master Settlement Agreement resolves the principal litigation and claims against El Paso Corporation and certain of its subsidiaries relating to the sale or delivery of natural gas and electricity in the Western United States. In July 2004, El Paso will make the first of 40 semi-annual payments to the settlement parties that will total approximately $876 million over the length of the obligation. Our subsidiary, El Paso Production Oil & Gas USA, L.P., has pledged approximately 213 billion cubic feet equivalent of proved natural gas and oil reserves located in south Texas as collateral for these payments. A copy of this press release is attached as Exhibit 99.A and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits
         ---------------------------------
         (c)  Exhibits.

              Exhibit
               Number      Description
              -------      -----------
                99.A       Press Release dated June 14, 2004.






                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              EL PASO CGP COMPANY



                              By:   /s/Jeffrey I. Beason
                                 ----------------------------
                                      Jeffrey I. Beason
                                    Senior Vice President
                                        and Controller
                                (Principal Accounting Officer)


Dated:  June 14, 2004


                           EXHIBIT INDEX

     Exhibit
     Number       Description
     -------      -----------
      99.A        Press Release dated June 14, 2004.